SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated June 15, 2010

of

ZALE CORPORATION

A Delaware Corporation

IRS Employer Identification No. 75-0675400

SEC File Number 001-04129

901 West Walnut Hill Lane

Irving, Texas  75038

(972) 580-4000

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-4(c))

Item 1.02       Termination of Material Definitive Agreement.

Zale Corporation (the “Company”) previously announced that Citibank (South Dakota), N.A. (“Citibank”) had provided notice that it would terminate the Merchant Services Agreement dated as of July 10, 2000 (the “Agreement”) between Citibank and two of the Company’s wholly-owned subsidiaries, unless on or before April 1, 2010, the Company paid Citibank for a shortfall to the minimum volume of credit sales (the “Minimum Volume Shortfall”) as set forth in the Agreement.  Citibank and the Company subsequently agreed to extend to June 15, 2010, the April 1, 2010 payment deadline.  On June 15, 2010, the Company paid Citibank $5,363,999 as compensation for that Minimum Volume Shortfall.  In addition, effective June 16, 2010, the agreement between Citibank and the Company to negotiate a replacement for the Agreement on an exclusive basis expired.  However, the Company and Citibank are continuing negotiations on a non-exclusive basis.

On June 16, 2010, Citibank notified the Company that it would terminate the Agreement in 180 days, unless the Company pays Citibank approximately $1,125,000 on or before July 16, 2010 for a subsequent Minimum Volume Shortfall as set forth in the Agreement.  If the Company makes this payment, the Agreement will remain in effect until its original March 2011 expiration date, subject to the provision that would entitle the parties to terminate it prior to that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION

	By:	/s/ Matthew W. Appel
Matthew W. Appel
Executive Vice President and
Chief Financial Officer

Date: June 18, 2010